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                                                               Exhibit 99.(a)(3)

                     PRUDENTIAL GOVERNMENT SECURITIES TRUST

                           Certificate of Amendment of
                              Declaration of Trust

     The undersigned, being the duly elected Secretary of PRUDENTIAL GOVERNMENT SECURITIES TRUST, a trust with transferable shares under Massachusetts law (the "Trust"), established under a Declaration of Trust dated September 22, 1981, as amended and restated by an Amended and Restated Declaration of Trust dated September 6, 1988 (as so amended and restated, the "Declaration"), DOES HEREBY CERTIFY, that the Trustees of the Trust, acting pursuant to Section 9.3 of the Declaration, by vote duly adopted at a meeting of the Trustees, duly called and held, at which a quorum was present and acting, have amended Section 1.1 and
Section 1.2(n) of the Declaration effective as of July 7, 2003 to read as follows:

          "SECTION 1.1 NAME. The name of the Trust created hereby is Dryden Government Securities Trust."

          "SECTION 1.2 DEFINITIONS. Whenever they are used herein, the following terms have the following respective meaning:

          (q) "Trust" means the Dryden Government Securities Trust."

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Trust, this 18th day of June 2003.


                                              /s/ Deborah A. Docs
                                              -------------------
                                              Deborah A. Docs
                                              Secretary

[Trust Seal]

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STATE OF New Jersey)
                      )           ss.:
COUNTY OF Essex    )

     Then personally came before me the above Deborah A. Docs, Secretary, who acknowledged the foregoing instrument to her free act and deed, this 18th day of June 2003.


                                              /s/ Floyd L. Hoelscher
                                              ----------------------
                                              Notary Public


                                              My Commission Expires: 10/23/07

[Notary Seal]